EXHIBIT 10.5

Loan No. 17049
MODIFICATION AND REAFFIRMATION OF
COMMERCIAL LOAN AND SECURITY AGREEMENT

           THIS MODIFICATION AND REAFFIRMATION OF COMMERCIAL LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of the 11th  day of March, 2010 by and among:

NEWALLIANCE BANK
a Connecticut banking corporation
with a place of business at
195 Church Street, New Haven, Connecticut 06510                                                      (“Lender”)

and
                CAS MEDICAL SYSTEMS, INC.
a Delaware corporation
with a place of business at
44 East Industrial Road, Branford, Connecticut 06405                                                 (“Borrower”)

and
STATCORP, INC.
a Delaware corporation
with a place of business at
14476 Duval Place West, Suite 303, Jacksonville, Florida  32218                                (“Guarantor”)

RECITALS

WHEREAS, Borrower executed a Commercial Term Promissory Note dated May 16, 2005, in the original principal amount of up to $4,200,000.00 ( the "Note") evidencing a term loan of said amount (the “Loan”); and

WHEREAS, Guarantor jointly, severally and unconditionally guaranteed the prompt payment and performance of Borrower’s obligations to the Lender (as defined in the Guaranty) by Guaranty dated May 16, 2005 (the “Guaranty”); and

WHEREAS, Borrower’s and Guarantor’s respective obligations to the Lender are more fully set forth in a Commercial Loan and Security Agreement dated May 16, 2005 (the “Loan Agreement”), reference being hereby made to the Loan Agreement for the definition of certain capitalized terms used herein and not otherwise defined; and

WHEREAS, Borrower’s obligations of payment and performance under the Note are secured by (i) a Mortgage and a Collateral Assignment on the Borrower’s fee interest in the real property known as 44 East Industrial Road, Branford, Connecticut, each recorded on May 16, 2005 in the Branford land records and each subsequently released by the Lender, and (ii) a pledge of Borrower’s stock in Guarantor pursuant to Stock Pledge Agreement dated May 16, 2005 (“Stock Pledge”), and Guarantor’s obligations of payment and performance under the Guaranty is secured by a collateral assignment of their respective interest as tenant respecting each Lease to which Guarantor is a party; and

WHEREAS, as further security for the payment of the Loan and the Guaranty, and the performance by Borrower and Guarantor of all of their respective obligations under the Agreement and the other Loan Documents, Borrower and Guarantor have also mortgaged, pledged and assigned to Lender, and given and granted to Lender, a security interest in certain Collateral, all as set for the in the Loan Agreement; and

WHEREAS, in connection with the Note,  Guaranty and Loan Agreement, Borrower and Guarantor  executed and delivered various other documents, instruments, pledges and/or indemnities to Lender (including without limitation, the Note, the Loan Agreement, and Guaranty hereinafter collectively, the “Loan Documents”); and

WHEREAS, Borrower and the Guarantor desire to modify certain financial covenants contained in the Loan Agreement; and

WHERAS, Lender has agreed to modify certain financial covenants upon the terms and conditions hereinafter set forth, and upon the payment by Borrower of a modification fee.

NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.	As of the date hereof, the outstanding principal balance of the Loan is $1,549,048.22.

2.	Section 2.7 of the Loan Agreement, Financial Covenants, is modified to read as follows:

                      “2.7          Financial Covenants. Borrower and Guarantor, on a consolidated basis, shall continuously maintain the following, calculated in accordance with GAAP, as shown on the financial statements required to be provided pursuant to Section 2.6, and continuously in between such statements:

                      (A)           a ratio of Borrower’s and Guarantor’s total Indebtedness to Borrower’s and Guarantor’s Net Worth of not more than 2.5 to 1.0, tested at the end of each Fiscal Year; and

  (B)            a minimum debt service coverage ratio ( EBITDA divided by Debt Service) of not less than 1.25 to 1.0, tested on a quarterly year-to-date basis from the date hereof and at all times thereafter.  EBITDA being “net income for an accounting period, to which is added back: (i) interest expense; (ii) taxes; and (iii) depreciation expense and amortization to the extent deducted from such net income during such accounting period, all as determined by GAAP”.

3.           The Lender shall, as provided in Section 2.4(J) of the Loan Agreement, perform a field investigation, and Borrower shall pay the costs thereof.  Said investigation shall in no way limit or be deemed to satisfy Borrower’s and Guarantor’s ongoing obligations under said Section 2.4(J).

4.           The Loan Documents are hereby modified to incorporate the terms contained in this Agreement.  Any default in this Agreement shall be an Event of Default as defined in the Note and Loan Agreement.

5.           The Borrower and Guarantor reaffirm all of the representations, warranties, covenants (both affirmative and negative), waivers and indemnities contained in the Loan Documents.    All of the representations and warranties set forth in the Loan Documents are true and correct as if made on the date hereof except as waived in conjunction herewith.

6.           The Guarantor hereby consents to the modifications contained herein and hereby ratifies and confirms: (a) that it jointly, severally and unconditionally guarantees to Lender the payment and performance from and by Borrower of the Obligations of Borrower to Lender (as defined in the Guaranty) and (b) such Obligations include, without limitation, the Loan Agreement, as modified hereby.  Guarantor acknowledges that its reaffirmation and ratification of its Guaranty is a material inducement for Lender to enter into this Agreement and that Lender would not do so without said reaffirmation and ratification.  This Agreement and the Guaranty are the Guarantor’s valid and binding obligation enforceable against them in accordance with their terms.

7.           The Borrower and the Guarantor represent, acknowledge and affirm that neither of  them has any claim, defense, offset or counterclaim whatsoever against Lender with respect to the Note, the Mortgage, Guaranty or any other Loan Document, or the modifications made herein, and that Lender is relying on this representation in agreeing to said modifications.  The Borrower and Guarantor further acknowledge that Lender would not agree to said modifications unless the Borrower and the Guarantor made the representations contained in this paragraph and elsewhere in this Agreement freely and willingly, after due consultation with their attorneys.  Borrower further represents that this Agreement and all of the Loan Documents executed by it are its valid and binding obligations and enforceable in accordance with their terms and further represents that no Event of Default (as defined in the Note or Loan Agreement) has occurred nor has there occurred any event or condition which, with the giving of notice or the passage of time or both would constitute an Event of Default except as waived in connection herewith.

8.           In furtherance of the immediately preceding paragraph, Borrower and Guarantor hereby release, and forever discharge the Lender, its officers, agents, successors and assigns, from any and all claims, actions, causes of action, obligations and liabilities of any kind known or unknown which the Borrower or Guarantor have or may have as of the date hereof whether relating to the Note, any Loan Document or any of the transactions contemplated hereby or consummated in connection herewith, or any negotiations in connection with any of the foregoing.

9.           The parties agree that nothing contained herein shall in any way impair the Note, Guaranty, or any Loan Document, and the Collateral shall remain in all respects subject to the lien, charge and encumbrance of the Loan Agreement.  The parties further agree that nothing contained herein or modified pursuant to this Agreement shall affect or be construed to affect the lien, charge or encumbrance of or warranty of title in or conveyance affected by or the priority of the Loan Agreement, over other liens, charges and encumbrances, or release or affect the liability of any other party or parties who may now or hereafter be liable under, pursuant to, or on account of the Note and/or Loan Agreement.

10.         Capitalized terms not otherwise defined herein shall have the same meaning as in the document to which they refer.  Except as modified by this Agreement, the Note, and all other Loan Documents shall remain unchanged and in full force and effect.  Borrower and Guarantor shall keep and perform all of the terms and agreements contained therein as may be applicable to them.

11.         This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors and assigns.  This Agreement may only be amended in writing.  Any capitalized term not otherwise defined herein shall have the same meaning as defined in the document to which it refers.

12.         This Agreement may be signed in one or more counterparts all of which shall constitute one document and shall be construed under the laws of the State of Connecticut.

13.         THE BORROWER AND GUARANTOR ACKNOWLEDGE THAT THE NOTE, THE GUARANTY, ALL LOAN DOCUMENTS AND THIS MODIFICATION AGREEMENT RESULT FROM A COMMERCIAL TRANSACTION AND THE BORROWER AND GUARANTOR HEREBY WAIVE ANY RIGHT TO NOTICE OR HEARING UNDER THE CONSTITUTION OF THE UNITED STATES OR ANY STATE OR FEDERAL LAW, INCLUDING CONNECTICUT GENERAL STATUTES SECTION 52-278a ET SEQ., AS NOW OR HEREAFTER AMENDED, OR ANY SUCCESSOR ACT OR ACTS THERETO, AND WAIVE ANY REQUIREMENTS FOR THE POSTING OF ANY BOND IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT.  THE BORROWER AND GUARANTOR AUTHORIZE THE ATTORNEY FOR ANY HOLDER OF THE NOTE TO ISSUE A WRIT FOR PREJUDGMENT REMEDY WITHOUT COURT ORDER.  BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH THEIR ATTORNEY.

14.         THE BORROWER AND GUARANTOR WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH THE NOTE, GUARANTY, ANY LOAN DOCUMENT, THIS AGREEMENT OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF LENDER’S RIGHTS OR REMEDIES.  BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH THEIR ATTORNEY.

15.         Borrower and Guarantor will, upon demand, furnish to the Lender such further information, and  will execute and deliver such instruments or documents, and will do all such acts as the Lender may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Lender in the Collateral described in the Loan Agreement. Borrower and Guarantor hereby authorize the filing by Lender of any and all financing statements and any subsequent amendments thereto with or without the Borrower’s or Guarantor’s signature.  Lender may, in its discretion, file all such financing statements with an “all assets of Debtor” Collateral description.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be executed and delivered on the day and year first above mentioned.

WITNESS:                                                                CAS MEDICAL SYSTEMS, INC.

/s/ Christian M. McNamara                                    By: /s/ Jeffery A. Baird
Christian M. McNamara (as to all)                               Jeffery A.Baird
                                                                                           Its Chief Financial Officer

                                                                                   STATCORP, INC.

/s/ Judy K. Weinstein                                             By: /s/ Jeffery A. Baird
Judy K. Weinstein (as to all)                                        Jeffery Baird
                                                                                          Its Vice President

                                                                                   NEWALLIANCE BANK

                                                                                   By: /s/ Dante S. Fazzina
                                                                                          Dante S. Fazzina
                                                                                          Its Vice President